SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 1, 2003

Hyperion Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26934	77-0277772

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1344 Crossman Avenue
Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(408) 744-9500

(Former Name or Former Address, if changed since last Report)

Item 5. Other Events and Required FD Disclosure.

On December 1, 2003, Hyperion Solutions Corporation, a Delaware corporation, issued a press release announcing announced that it had completed the previously announced redemption of its 4 1/2% Convertible Subordinated Notes due March 2005.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the December 1, 2003 press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit 99.1 Press release dated December 1, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

HYPERION SOLUTIONS CORPORATION

	By:	/s/ W. RUSSELL WAYMAN

W. Russell Wayman
Vice President and General Counsel

Date: December 2, 2003

EXHIBIT INDEX

Exhibit 99.1    Press release dated December 1, 2003.